As filed with the Securities and Exchange Commission on April 2, 2024
Registration No. 333-____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_______________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_____________

RADWARE LTD.
(Exact name of registrant as specified in its charter)

Israel (State or other jurisdiction of incorporation or organization)	None (I.R.S. Employer Identification No.)

22 Raoul Wallenberg Street
Tel Aviv 69710, Israel
972-3-766-8666
(Address of Principal Executive Offices; Zip Code)
_______________

Radware Ltd. Key Employee Share Incentive Plan (1997)
 (Full title of the plan)
_______________

Roy Zisapel
Radware, Inc.
575 Corporate Drive, Suite 205
Mahwah, New Jersey 07430
(Name and address of agent for service)

(201) 512-9771
(Telephone Number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Joshua G. Kiernan Julia A. Thompson Jonathan Drory Latham & Watkins LLP 99 Bishopsgate London EC2M 3XF United Kingdom (+44) (20) 7710-1000	Ido Zemach, Adv. Goldfarb Gross Seligman & Co. One Azrieli Center Tel Aviv 6702100, Israel Fax: (+972 3) 607-4444

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ Emerging growth company ☐	Smaller reporting company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE - REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement is filed by Radware Ltd. (the “Registrant” or “we”) in accordance with the provisions of General Instruction E to Form S-8 for the purpose of registering an additional 1,600,000 ordinary shares, par value NIS 0.05 per share, of the Registrant, which are reserved for offer, issuance and sale under the Radware Ltd. Key Employee Share Incentive Plan (1997), as amended and restated (the “Plan”).

Pursuant to General Instruction E of Form S-8, the contents of the Registrant's Registration Statement on Form S-8 as filed with the Securities and Exchange Commission (the “Commission”) on August 15, 2001 (File No. 333-13818); Post-Effective Amendment No. 1 to Registration Statement on Form S-8 as filed with the Commission on June 10, 2003 (File No. 333-13818); Registration Statement on Form S-8 as filed with the Commission on April 21, 2004 (File No. 333-114668); Registration Statement on Form S-8 as filed with the Commission on June 22, 2006 (File No. 333-135218); Registration Statement on Form S-8 as filed with the Commission on September 9, 2009 (File No. 333-161796); Registration Statement on Form S-8 as filed with the Commission on May 10, 2010 (File No. 333-166674); Registration Statement on Form S-8 as filed with the Commission on December 30, 2013 (File No. 333-193124); Registration Statement on Form S-8 as filed with the Commission on July 21, 2016 (File No. 333-212608); Registration Statement on Form S-8 as filed with the Commission on June 27, 2017 (File No. 333-218987); Registration Statement on Form S-8 as filed with the Commission on April 12, 2018 (File No. 333-224246); Registration Statement on Form S-8 as filed with the Commission on July 15, 2019 (File No. 333-232641);  Registration Statement on Form S-8 as filed with the Commission on October 25, 2022 (File No. 333-267998); and Registration Statement on Form S-8 as filed with the Commission on April 4, 2023 (File No. 333-271102); all of which were filed to register ordinary shares for offer, issuance and sale under the Plan, are incorporated herein by reference, and made a part of this Registration Statement, and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.      Plan Information*

Item 2.      Registrant Information and Employee Plan Annual Information*

* The documents containing the information specified in this Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be and are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission:

(i)	the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the Commission on March 25, 2024 (the “Annual Report”); and

(ii)
The description of the Registrant's ordinary shares contained in the Registrant's Registration Statement on Form F-1 (No. 333-10752)  filed with the Commission on September 1, 1999, including any subsequent amendment or report filed for the purpose of updating that description.

In addition to the foregoing, all documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, and, to the extent designated therein, Reports of Foreign Private Issuer on Form 6-K furnished by the Registrant to the Commission, in each case, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

           Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed or furnished document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits.

Exhibit Number 4.1	Description Memorandum of Association (A)

4.2	Amended and Restated Articles of Association (B)

5.1	Opinion of Goldfarb Gross Seligman & Co. †

23.1	Consent of Goldfarb Gross Seligman & Co. (included in Exhibit 5.1 above) †

23.2	Consent of Kost, Forer, Gabbay & Kasierer (a Member of Ernst & Young Global), Independent Registered Public Accounting Firm †

24.1	Power of Attorney (contained in Signature Page hereto) †

99.1	Radware Ltd. Key Employee Share Incentive Plan (1997), as amended and restated (C)

99.2	2010 Addendum to Radware Ltd. Key Employee Share Incentive Plan (1997) (D)

107	Filing Fee Table †

_____________________

†	Filed herewith.

(A) Filed as Exhibit 1.1 to the Annual Report on Form 20-F for the year ended December 31, 2019, filed with the Commission on April 2, 2020, and incorporated herein by reference.

(B) Filed as Exhibit 1.2 to the Annual Report on Form 20-F for the year ended December 31, 2020, filed with the Commission on April 20, 2021, and incorporated herein by reference.

(C) Filed as Exhibit 4.3 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2020, filed with the Commission on April 20, 2021, and incorporated herein by reference.

(D) Filed as Exhibit 4.8 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2009, filed with the Commission on April 29, 2010, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, State of Israel, on this 2nd day of April, 2024.

RADWARE LTD. By: /s/ Roy Zisapel Name: Roy Zisapel Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Radware Ltd., an Israeli corporation, do hereby constitute and appoint Roy Zisapel, President and Chief Executive Officer, and Guy Avidan, Chief Financial Officer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below in this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Yuval Cohen Yuval Cohen	Chairman of the Board of Directors	April 2, 2024
/s/ Roy Zisapel Roy Zisapel	Chief Executive Officer, President and Director (Principal Executive Officer)	April 2, 2024
/s/ Guy Avidan Guy Avidan	Chief Financial Officer (Principal Financial and Accounting Officer)	April 2, 2024
Stanley B. Stern	Director	April 2, 2024
/s/ Yair Tauman Yair Tauman	Director	April 2, 2024
/s/ Naama Zeldis Naama Zeldis	Director	April 2, 2024
/s/ Meir Moshe Meir Moshe	Director	April 2, 2024
/s/ Israel Mazin Israel Mazin	Director	April 2, 2024
/s/ Alex Pinchev Alex Pinchev	Director	April 2, 2024

Authorized Representative in the United States

RADWARE INC.

By: /s/ Roy Zisapel Name: Roy Zisapel	April 2, 2024